THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

8% FORM OF SENIOR SECURED CONVERTIBLE NOTE

Elephant Talk Communications, Corp.
8% Senior Secured Convertible Note

Issuance Date: March 29, 2012

Original Principal Amount: $8,800,000

No.: [A-1]

FOR VALUE RECEIVED, Elephant Talk Communications, Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of [HOLDER] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to any Installment Payment (as defined below), redemption, conversion or otherwise, the “Principal”) when due, whether upon any Installment Date, the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon any Installment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) (collectively, the “Notes” and such other Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 25.

1.          PAYMENTS OF PRINCIPAL AND INTEREST. The Company will pay the Principal of and Interest and premium, if any, on the Notes as set forth herein. The amounts of principal and Interest corresponding to each Installment Date are set forth on Exhibit A attached hereto, without giving effect to any Default Interest, Stock Replacement Payment, Late Charges or other adjustments as provided in this Note. For the avoidance of doubt, no Installment Amount shall be reduced as a result of the Holder’s conversion of any part of this Note (other than a Conversion effected in accordance with Section 2(g)); provided, however, if the entire outstanding Principal, Interest, Late Charges and other amounts due hereunder is less than the applicable Installment Amount for any Installment Date such lesser amount shall be due and payable on such Installment Date. Interest on the Notes will accrue at an annual rate equal to eight percent (8%) (the “Interest Rate”); provided, however, that upon the occurrence and during the continuance of an Event of Default, until such Event of Default is cured (if applicable), the Interest Rate shall be equal to the lesser of (x) nineteen percent (19%) per annum and (y) the maximum applicable legal rate per annum. Interest shall be paid on each Installment Date commencing on the Initial Installment Date. If an Installment Date is not a Trading Day, payment shall instead be made on the next succeeding Trading Day, and no additional Interest shall accrue on the Notes for the intervening period. Interest on the Notes will be computed on the basis of a 365-day year and the actual number of days elapsed.

2.          INSTALLMENT PAYMENTS.

(a)          General. On each applicable Installment Date, the Company shall pay to the Holder the Installment Amount due on such Installment Date, at the Company’s option, in cash or shares of Common Stock or any combination of cash and shares of Common Stock subject to the provisions of this Section 2; provided, however, that no portion of the Installment Amount may be paid in shares of Common Stock unless (A) the Equity Conditions are satisfied, or waived by the Holder, as applicable, (B) the Holder’s Exchange Cap Allocation (as defined below) and/or Authorized Share Allocation (as defined below) has not been exceeded and (C) the portion of the Installment Amount to be paid in shares of Common Stock does not, unless waived by the Holder, exceed the Dollar Volume Limitation.

(b)          Installment Notice. On a date not less than twenty two (22) Trading Days, but in no event more than twenty-five (25) Trading Days, prior to each Installment Date (the “Installment Notice Date”), the Company shall deliver a written notice by e-mail or facsimile (an “Installment Notice”) to the Holder, which shall either: (i) confirm that the entire applicable Installment Amount shall be paid in cash; or (ii) (A) state that the Company elects to pay all or a portion of the Installment Amount in shares of Common Stock, (B) specify the portion which the Company elects to pay in cash (such amount, the “Cash Payment Amount”) and the portion that the Company elects to pay in shares of Common Stock (such portion a “Stock Payment Amount”), which amounts when added together must equal the applicable Installment Amount, (C) certify that the Equity Conditions are then satisfied, (D) specify the applicable Dollar Volume Limitation (expressed in U.S. Dollars) and certify that the Stock Payment Amount does not exceed such applicable Dollar Volume Limitation and (E) certify that the Holder’s Exchange Cap Allocation and/or Authorized Share Allocation has not been exceeded. If (x) the Company does not timely deliver an Installment Notice in accordance with this Section 2(b) or (y) the Equity Conditions are not satisfied, then, unless waived by the Holder, the Company shall be deemed to have delivered an Installment Notice electing to pay the entire Installment Amount in cash. Any Cash Payment Amount shall be paid in accordance with Section 2(c) and any Stock Payment Amount shall be paid in accordance with Section 2(d). Each Installment Notice, whether actually given or deemed given, shall be irrevocable and may not be modified or amended.

(c)          Mechanics of Cash Payment. On each Installment Date, to the extent that the Company elects to pay all or any portion of the Installment Amount in cash as provided above, the Company shall pay the applicable Cash Payment Amount for such Installment Date to the Holder by wire transfer of immediately available funds.

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(e)          Mechanics of Stock Payment. To the extent that the Company elects to pay all or any portion of the applicable Installment Amount in shares of Common Stock, the applicable Stock Payment Amount shall be paid as follows:

(i)          twenty-one (21) Trading Days prior to the applicable Installment Date (the “Advance Date”), the Company shall deliver to the Holder a number of shares of Common Stock determined by dividing (x) the Stock Payment Amount for such Installment Date by (y) ninety percent (90%) of the VWAP on the Trading Day immediately preceding such Advance Date (the “Advance Shares”), as such number of Advance Shares may be reduced pursuant to clause (y) of Section 2(d)(ii); and

(ii)         not later than two (2) Trading Days after the applicable Installment Date, the Company shall deliver an additional number of shares of Common Stock (the “True-Up Shares”), if any, to the Holder equal to the positive difference between (a) the Stock Payment Amount divided by the Stock Payment Price for such Installment Date and (b) the Advance Shares (without taking into account any reduction in the number of Advance Shares delivered to the Holder as a result of clause (y) of this Section 2(d)(ii)); provided; however, that if clause (b) exceeds clause (a), then, at the Company’s option, the Holder shall (x) return such excess number of shares Common Stock to the Company within five (5) Trading Days after the Installment Date, and such excess shares shall be deemed cancelled for all purposes effective as of the applicable Installment Date or (y) the Holder shall retain such excess number of shares of Common Stock and the number of Advance Shares that Company is required to deliver on the next Advance Date shall be reduced by the amount of such excess number of shares of Common Stock. For the avoidance of doubt, the Holder shall not have any liability to the Company to the extent that any Advance Shares that are returned to the Company pursuant to the immediately preceding sentence decrease in value following the applicable Advance Date.

(f)          Busted Stock Payments. Notwithstanding any other provision of this Section 2, to the extent that the Company elects to pay all or any portion of an Installment Amount in shares of Common Stock:

(i)          to the extent that the aggregate number of Advance Shares or True-Up Shares to be delivered to the Holder pursuant to Section 2(d) in respect of any individual Stock Payment Amount would cause such Holder to exceed the Maximum Percentage (as defined below), then, (I) the Holder shall provide written notice to the Company that such delivery of all or a portion of the Advance Shares or True-Up Shares would cause such Holder to exceed the Maximum Percentage, and (II) in addition to delivery of the number of Advance Shares or True-Up Shares that would not cause such Holder to exceed the Maximum Percentage, the Company shall pay to the Holder in lieu of such number of Advance Shares or True-Up Shares that would cause such Holder to exceed the Maximum Percentage (such excess number of shares, the “Excess Shares”), not more than the later of (x) three (3) Trading Days after such Installment Date and (y) three (3) Trading Days after the date of the Holder’s written notice, an amount in cash equal to the portion of the Stock Payment Amount that would otherwise be payable in respect of the Excess Shares;

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(ii)         to the extent that such Stock Payment Amount, when aggregated with any shares of Common Stock already issued to the Holder in respect of this Note, would cause the Holder’s Exchange Cap Allocation or Authorized Share Allocation, as the case may be, to be exceeded, then that portion of such Stock Payment Amount that would not exceed the Holder’s Exchange Cap Allocation or Authorized Share Allocation, as the case may be, shall be delivered to the Holder in shares of Common Stock as provided above and the Company shall pay to the Holder, not more than three (3) Trading Days after the Installment Date, an amount in cash equal Stock Replacement Payment in lieu of any the portion of the Stock Payment Amount that would cause the Holder’s Exchange Cap Allocation or Authorized Share Allocation, as the case may be, to be exceeded;

(iii)        if the Equity Conditions are neither (x) satisfied nor (y) waived in accordance with the terms hereof, as applicable, on the Trading Day immediately preceding the Advance Date and/or on the Advance Date, or if the VWAP cannot be determined on the Trading Day immediately preceding the Advance Date, or if the Company fails to deliver the Advance Shares to the Holder on the Advance Date, then the Holder may, at its option, upon written notice to the Company, require the Company to pay to the Holder, not later than two (2) Trading Days after the Installment Date, an amount of cash equal to the Stock Replacement Payment in lieu of any the portion of the Stock Payment Amount; or

(iv)        if subsequent to the delivery of the Advance Shares, (A) the Equity Conditions are neither satisfied nor waived in accordance with the terms hereof, as applicable, on any day during the Stock Payment Pricing Period or (B) if the VWAP cannot be determined on any day during the Stock Payment Pricing Period, then the Holder may, at its option, elect in a written notice to the Company to redeliver all or any portion of the Advance Shares to the Company and the Company shall pay to the Holder, not later than two (2) Trading Days after such Installment Date, an amount of cash equal to the Stock Replacement Payment in lieu of such portion of the Stock Payment Amount for which such Holder has elected in writing to redeliver Advance Shares to the Company. For the avoidance of doubt, to the extent this Section 2(e)(iv) applies, then by the second (2nd) Trading Day after such Installment Date, the Company must pay to the Holder an amount of cash and Advance Shares equal in value to at least the applicable Cash Payment Amount plus an amount equal to the product of (x) a fraction the numerator of which is the average VWAP of the Common Stock for the applicable Stock Payment Pricing Period and the denominator of which is the Stock Payment Price for such Stock Payment Pricing Period and (y) the entire Stock Payment Amount.

The “Stock Replacement Payment” shall be determined according to the following formula:

SRP = (S/X) * Y

For the purposes of the foregoing formula:

SRP = Stock Replacement Payment

S = the Stock Payment Amount (or (A) in the case that either or both of the Holder’s Exchange Cap Allocation and/or Authorized Share Allocation is exceeded as provided above, only that portion of such Stock Payment Amount that would exceed the Holder’s Exchange Cap Allocation and/or Authorized Share Allocation, as applicable, and/or (B) in the case of Section 2(e)(iv) that portion of the Stock Payment Amount for which the Holder has elected in its written notice to redeliver Advance Shares to the Company).

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X = the Stock Payment Price for the applicable Installment Date.

Y = the highest VWAP during the Stock Payment Pricing Period for the applicable Installment Date.

(g)          Delivery of Shares. Any shares of Common Stock required to be delivered by the Company to the Holder under this Section 2 shall be credited to the Holder’s or its designee’s balance account with Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system. In addition, the provisions of Section 3(c)(ii) shall apply to the delivery of shares Common Stock under this Section 2 mutatis mutandis as if each date when shares of Common Stock are required to be delivered under this Section 2 was a Share Delivery Date (as defined below).

(h)          Conversion Rights Unaffected.  Notwithstanding any provision to the contrary, the Holder may deliver a Conversion Notice (as defined below) on the 26th, 27th or 28th Trading day prior to any Installment Date with respect to all or any portion of the specific Installment Amount to be paid on such Installment Date.  Accordingly, the Conversion Amount for any such conversion shall reduce the applicable Installment Amount for such Installment Date dollar for dollar.

3.          CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date (including, without limitation, on the Maturity Date), the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) and Section 2(h), at the Conversion Rate. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)          Conversion Prices; Conversion Rates. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)          “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal, and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

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(ii)         “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $[___] [NTD: 115% OF THE TRAILING 30 DAY CLOSING PRICE PRIOR TO CLOSING], subject to adjustment as provided herein. Notwithstanding the foregoing, following a Launch Failure, the Conversion Price for any Conversion Date shall be the lowest of (a) the Conversion Price in effect on the Trading Day immediately prior to such Launch Failure, (b) the amount equal to 90% of the average of the five lowest VWAPs for the twenty (20) consecutive Trading Days prior to such Conversion Date, and (c) the amount equal to 90% of the lowest reported trade price for the Common Stock as reported by Bloomberg on such Conversion Date (the “Reset Conversion Price”). The Holder’s determination of the Reset Conversion Price shall be final and binding on the Company absent fraud or manifest error.

(c)          Mechanics of Conversion.

(i)          Conversion Prior to Maturity Date. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, e-mail or otherwise), for receipt on or prior to 11:59:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit B (the “Conversion Notice”) to the Company. If and only if required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile and e-mail an acknowledgment of confirmation, in the form attached hereto as Exhibit C, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth (5th) Trading Day following the date of receipt of a Conversion Notice, the Company shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, within five (5) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile, e-mail or otherwise) (the “Share Delivery Date”), to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i) and (2) the Holder, upon written notice to the Company, may, at its sole option, void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail to credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder by the Share Delivery Date, and if on or after such Share Delivery Date the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder shall terminate, or (ii) promptly honor its obligation to so credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder and pay cash to the Holder in an amount equal to the Buy-In Price. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each of the Notes and the principal amount of the Notes held by such holders (the “Registered Notes”). A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 15. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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(iv)        Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 18.

(v)         Cash Settlement. Notwithstanding anything contained herein to the contrary, to the extent that the number of shares of Common Stock to be issued in connection with any conversion hereunder would exceed the Holder’s Exchange Cap Allocation and/or Authorized Share Allocation or, for purposes of a forced conversion under Section 8(b), the Maximum Percentage, such conversion shall be “cash settled” and the Company shall pay to such Holder an amount in cash equal to the sum of (x) the Conversion Amount being converted and (y) the Conversion Premium (as defined below). The “Conversion Premium” means the product of (v) the difference between (A) the VWAP of the Common Stock on the Conversion Date and (B) the Conversion Price in effect on such Conversion Date and (w) the number of shares of Common Stock to which the Holder is entitled in connection with such Conversion, no later than two (2) Trading Days after the date of the applicable Conversion Notice. Notwithstanding the foregoing, the Company’s aggregate liability under this Section 3(c)(v) shall not exceed $8,800,000 (to be divided pro rata per Note) less any amortization payments. For the avoidance of doubt, the foregoing does not limit the Holder’s other rights and remedies hereunder at law, in equity or otherwise.

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(d)          Limitations on Conversions.

(i)          Beneficial Ownership. Notwithstanding anything to the contrary set forth in this Note, at no time may the Company issue to the Holder shares of Common Stock if the number of shares of Common Stock to be issued pursuant to such issuance would exceed, when aggregated with all other shares of Common Stock beneficially owned by the Holder at such time (as determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules thereunder, including without limitation, shares of Common Stock that would be aggregated with the Holder’s beneficial ownership for purpose of determining a group under Section 13(d) of the 1934 Act), the number of shares of Common Stock that would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder, including without limitation, shares of Common Stock that would be aggregated with the Holder’s beneficial ownership for purpose of determining a group under Section 13(d) of the 1934 Act) more than 4.9% (the “Maximum Percentage”) of the then issued and outstanding shares of Common Stock. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.9% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of the Notes. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or other securities issued pursuant to the Securities Purchase Agreement.

(ii)         Principal Market Regulation. Subject to Sections 2(e)(ii) and 3(c)(v), the Company shall not issue any shares of Common Stock pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Note without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Purchaser (as defined in the Securities Purchase Agreement) shall be issued in the aggregate, pursuant to the terms of this Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to all the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. Upon conversion in full of a Purchaser’s Notes, the difference (if any) between such Purchaser’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Purchaser upon such Purchaser’s conversion in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

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4.          RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(ii)         the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within three (3) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents (which the Company fails to renounce the actions of its agent within three (3) Trading Days after becoming aware of such action), at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii)        at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv)        the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder and/or the Company’s failure to deliver Advance Shares or True-Up Shares when and as due as provided in Section 2) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby;

(v)         the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in the Securities Purchase Agreement but excluding any Indebtedness arising out of the Notes) of the Company or any of its Subsidiaries;

(vi)        bankruptcy, insolvency, reorganization, receivership, conservatorship or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary, and, if instituted against the Company or any such Subsidiary by a third party, shall not be dismissed within ninety (90) days of their initiation;

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(vii)       the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the commencement by any Person of a UCC foreclosure sale of a material portion of the Company’s or any Significant Subsidiary’s assets or any other similar action under federal, state or foreign law;

(viii)      the entry by a court of (i) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (ii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(ix)         a final judgment or judgments (excluding judgments relating to any actions set forth on Schedule 2.1(k) of the Securities Purchase Agreement that are not in excess of $2,000,000) for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

(x)          (a) the Company shall default on any of its obligations under any other debenture or any mortgage, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring agreement in an amount exceeding $150,000 and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(xi)         any breach of the Company’s covenants set forth in Sections 3.9 (if such breach is not cured within 2 days of the date of breach), 3.10 (if such breach is not cured within 12 days of such breach), 3.11 (if such breach is not cured within 12 days of such breach), 3.12 (if such breach is not cured within 12 days of such breach), 3.13 (if such breach is not cured within 12 days of such breach), 3.15 (or if the Company fails to obtain the stockholder approval contemplated by such Section 3.15), if either such breach is not cured within 5 days of such breach, 3.16 , 3.17 (if such breach is not cured within 12 days of such breach) and/or 3.21 (if such breach is not cured within 12 days of such breach) of the Securities Purchase Agreement;

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(xii)        other than as specifically set forth in another clause of this Section 4(a), the Company breaches any material representation, warranty, covenant or other term or condition of any Transaction Document (including this Note), except, in the case of a breach of a material covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days after notice by Holder;

(xiii)       any material provision of any Security Document or any other Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, only if such breach remains uncured for a period of five (5) days after notice by Holder, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any such Security Document or other such Transaction Document;

(xiv)      any Security Document, after delivery thereof pursuant to the Securities Purchase Agreement, shall, other than pursuant to the express terms thereof, for any reason fail or cease to create a valid, perfected first priority Lien (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Security Documents) for the benefit of the holders of the Notes on any Collateral (as defined in the Security Documents) purported to be covered thereby;

(xv)       any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (xv));

(xvi)      until the date that any Lien therein is released in accordance with the terms of the Security Documents, any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured;

(xvii)     a material false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, the Dollar Volume Limitation has not been exceeded or as to whether any Event of Default has occurred;

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(xviii)    the failure of any Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is ninety (90) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)); provided, however, that notwithstanding anything to the contrary contained herein, the Company's failure to meet one or more of the requirements of this Section 4(a)(xviii) shall not constitute an Event of Default if all of the Registrable Securities then held by the holder of the Notes may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (including any volume limitations or public information requirements);

(xix)       any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes; or

(xx)        the occurrence of a Launch Failure.

(b)          Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal of this Note and all other Notes held by the Holder, including any Interest and unpaid Late Charges, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vi), (vii) and/or (viii) of Section 4(a), this Note shall become due and payable automatically without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be 110% of the outstanding Principal of the Notes held by the Holder (plus all accrued and unpaid Interest and Late Charges, if any). The Holder’s remedies under this Note shall be cumulative.

5.          RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes, having similar rights as set forth in Section 2 of the Notes and having similar ranking to the Notes, and satisfactory to the Holder and (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property), issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note or other issuances of shares of Common Stock hereunder.

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(b)          Notice of a Fundamental Transaction; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile, e-mail and overnight courier to the Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Fundamental Transaction Notice or the Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the Principal amount of this Note that the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to 115% of the Principal amount being redeemed plus all accrued and unpaid Interests and Late Charges (the “Fundamental Transaction Redemption Price”) and such Fundamental Transaction Redemption Price shall be due and payable in cash not later then two (2) Trading Days after the consummation of such Fundamental Transaction. Redemptions required by this Section 5 shall have priority to payments to stockholders in connection with such Fundamental Transaction. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Fundamental Transaction Redemption Price (together with any Late Charges thereon) is paid in full, the Principal amount of this Note submitted for redemption under this Section 5(b) (together with any accrued and unpaid Interest and Late Charges thereon) may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3.

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6.          RIGHTS UPON OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.          RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)          Adjustment of Conversion Price upon Issuance of Common Stock. So long as all or any portion of the Note remains outstanding, if and whenever on or after the Issuance Date the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Applicable Price shall be reduced to an amount equal to an amount obtained by dividing the Applicable Price by a fraction, the numerator of which shall be the product of (i) the total number of shares of Common Stock outstanding immediately after such Dilutive Issuance multiplied by (ii) the Applicable Price, and the denominator of which shall be an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance multiplied by the Applicable Price plus (b) the aggregate consideration received by the Company (determined as provided below) for such Dilutive Issuance. Notwithstanding the foregoing, no adjustments shall be made under this Section 7 with respect to any Exempt Issuance. “Exempt Issuance” shall mean the issuance of (i) shares of Common Stock or securities convertible or exchangeable into Common Stock to officers, directors, employees and consultants to the Company and (ii) up to fifteen (15) million shares of Common Stock or securities convertible or exchangeable into fifteen (15) million shares of Common Stock as all or part of the consideration for the acquisition (whether by merger or otherwise) by the Company for stock or assets of any other entity in a transaction approved by the Board of Directors of the Company. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

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(i)          Exercise of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the exercise of such Option. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person).

(ii)         Exercise of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the conversion, exercise or exchange of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the exercise of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person).

(iii)        Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 5 or Section 7(a), and so long as all or any portion of the Note remains outstanding, if the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5, 6 or Section 7(a), if the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(c)          Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(d)          No Modification of Company’s Covenants. For the avoidance of doubt, nothing contained in this Section 7 shall be deemed to modify or limit the Company’s covenants contained in the Securities Purchase Agreement.

8.          COMPANY’S RIGHT OF OPTIONAL REDEMPTION AND FORCED CONVERSION.

(a)          Company’s Right of Optional Redemption.

(i)          At any time after the one (1) year anniversary of the Issuance Date, the Company shall have the right to redeem a portion or the entire outstanding amount of this Note (including all Principal, Interest, Late Charges and any other amounts payable hereunder) (a “Company Optional Redemption”) at a redemption price equal to 115% thereof (together, the “Company Redemption Price”) subject to the provisions of this Section 8(a). The Company shall deliver written notice of a Company Optional Redemption (a “Company Optional Redemption Notice”) to the Holder thirty (30) Trading Days prior to the date set by the Company for such Company Optional Redemption (the “Company Redemption Date”). Once delivered, a Company Optional Redemption Notice shall be irrevocable. The Company Redemption Price shall be due and payable by the Company in cash. If the Company elects to cause a Company Optional Redemption pursuant to this Section 8(a), then it must simultaneously take the same action with respect to the Other Notes and if such redemption is for a portion of this Note such redemption shall be pro rata among the Holders.

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(ii)         At any time after a Launch Failure, the Company shall have the right to redeem a portion or the entire outstanding amount of this Note (including all Principal, Interest, Late Charges and any other amounts payable hereunder) (a “LF Company Optional Redemption”) at a redemption price equal to 100% thereof (together, the “LF Company Redemption Price”) subject to the provisions of this Section 8(a). The Company shall deliver written notice of an LF Company Optional Redemption (a “LF Company Optional Redemption Notice”) to the Holder one (1) Trading Day prior to the date set by the Company for such LF Company Optional Redemption (the “LF Company Redemption Date”). Once delivered, an LF Company Optional Redemption Notice shall be irrevocable. The LF Company Redemption Price shall be due and payable by the Company in cash. If the Company elects to cause an LF Company Optional Redemption pursuant to this Section 8(b), then it must simultaneously take the same action with respect to the Other Notes and if such redemption is for a portion of this Note such redemption shall be pro rata among the Holders.

(iii)        For the avoidance of doubt, the Holder may convert all or any portion this Note at any time prior to the Company Redemption Date or LF Company Redemption Date, as applicable, notwithstanding the Company’s delivery of a Company Optional Redemption Notice or LF Company Optional Redemption Notice, as applicable. To the extent, that the Holder converts all or any portion of the Note prior to the Company Redemption Date or LF Company Redemption Date, as applicable, the Holder shall not be entitled to receive the Company Redemption Price or the LF Company Redemption Price, as applicable, for the Conversion Amount so converted.

(b)          Forced Conversion.

(i)          If the VWAP of the Common Stock equals or exceeds 150% of the Conversion Price then in effect on each of thirty (30) consecutive Trading Days (the “Conversion Occurrence”), then the Company may state its intention to cause the conversion of one hundred (100) percent of this Note at the Conversion Price in effect as of the Forced Conversion Date (as defined below) by providing an irrevocable written notice (the “Conversion Occurrence Notice”) to the Holder; provided that such Conversion Occurrence Notice shall be sent within one (1) Trading Day after a Conversion Occurrence and must be sent concurrently to the holders of all Notes. The Conversion Occurrence Notice shall indicate that the Company seeks to cause conversion of one hundred (100) percent of this Note and shall set forth the date for such conversion of the Note (the “Forced Conversion Date”), which date shall be thirty (30) Trading Days after the date the Conversion Occurrence Notice is delivered (the “Conversion Notice Period”). The Company’s right to force conversion of this Note pursuant to this Section 8(b)(i) is a one-time right to force conversion.

(ii)         Notwithstanding the foregoing, the Company may not effect a forced conversion of this Note pursuant to this Section 8(b) unless:

a.           the Equity Conditions are satisfied, or waived by the Holder, during each day of the Conversion Notice Period;

b.           the number of shares of Common Stock to be issued in connection with any such forced conversion would not cause the Holder to exceed the Maximum Percentage, the Holder’s Exchange Cap Allocation and/or Authorized Share Allocation. However, at the option of the Holder, conversion of the portion of this Note that may not be converted because such conversion would cause the Holder to exceed the Maximum Percentage, the Holder’s Exchange Cap Allocation and/or Authorized Share Allocation shall be deferred until such time as the conversion hereof shall not exceed such limits.

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c.           The conversion shall occur on the Forced Conversion Date, and the Company shall deliver the required number of shares to the Holder in accordance with Section 3(c)(i) mutatis mutandis. For the avoidance of doubt, if the Company fails to deliver the required number of shares of Common Stock on the Forced Conversion Date in accordance with Section 3(c)(i) mutatis mutandis the Holder shall have the remedies set forth in Section 3(c)(ii).

d.           Nothing in this Note shall limit the Holder’s right to convert after the Conversion Occurrence Notice has been received but before actual forced conversion. Without limiting the foregoing, the Holder may submit a Conversion Notice for the specific portion of the Note subject to a forced conversion at any time prior to the Forced Conversion Date notwithstanding the delivery of a Conversion Occurrence Notice.

9.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

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10.         RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 225% of the entire Conversion Rate with respect to the entire Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and other issuances hereunder, including Section 2, 225% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding, provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for issuance hereunder and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Issuance Date or the date of the increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders. Following a Launch Failure, the Company may not issue any shares of Common Stock except pursuant to this Note and the Other Notes.

(b)          Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes or other issuances of shares of Common Stock hereunder, including Section 2, at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

11.         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

12.         PARTICIPATION. In addition to any adjustments pursuant to Section 7, the Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock (provided, however, to the extent that the Holder’s right to participate in any such dividend or distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

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13.         AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Note unless the same consideration is also offered to all of the holders of the Other Notes. The Holder shall be entitled, at its option, to the benefit of any amendment to any of the Other Notes.

14.         TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

15.         REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

16.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Sections 2, 3 and 7).

17.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price (as defined in the Securities Purchase Agreement) paid for this Note may have been less than the original Principal amount hereof.

18.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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19.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the VWAP, the Stock Replacement Payment, the Dollar Volume Limitation, the Exchange Cap Allocation, the Authorized Share Allocation, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the VWAP, the Stock Replacement Payment, the Dollar Volume Limitation, the Exchange Cap Allocation, the Authorized Share Allocation, or fair market value (as the case may be) to an independent, reputable U.S. investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate (as the case may be) to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud.

21.         NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(b)          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of nineteen (19%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

22.         CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

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24.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(b)          “Bloomberg” means Bloomberg, L.P.

(c)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Sydney, Australia are authorized or required by law to remain closed.

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(d)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc.(formerly Pinks Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 20. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e)          “Closing Date” has the meaning given in the Securities Purchase Agreement.

(f)          “Common Stock” means (i) the Company’s shares of common stock, $[0.001] par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(g)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(h)          “Current Subsidiary” means any Person in which the Company on the Issuance Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

(i)          “Dollar Volume Limitation” means fifteen percent (15%) of the aggregate dollar trading volume of the Common Stock on the Principal Market (or other applicable Eligible Market) over the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding the date of any Installment Notice. For the purposes of this definition the term “dollar trading volume” for any Trading Day shall be determined by multiplying the VWAP by the volume as reported on Bloomberg for such Trading Day.

(j)          “Eligible Market” means the Principal Market, The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market.

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(k)          “Equity Conditions” means each of the following: (i) on each day during the Equity Conditions Measuring Period, each Registration Statement required to be filed under the Registration Rights Agreement shall be effective and all shares of Common Stock to be issued on the applicable Installment Date shall be eligible for resale by the Holder without restriction and without need for additional registration under any applicable federal or state securities laws, and the Company shall have no knowledge of any fact that would cause any shares of Common Stock not to be so eligible for resale by the Holder without restriction and without need for additional registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the shares of Common Stock are designated for listing on an Eligible Market and shall not have been suspended from trading on such Eligible Market nor shall delisting or suspension by such Eligible Market have been threatened or pending in writing by such exchange nor shall there be any SEC or judicial stop trade order or trading suspension stop order; (iii) any shares of Common Stock to be issued in connection with the applicable Installment Date may be issued in full without violating the rules or regulations of the Principal Market or any applicable laws; (v) on each day during the Equity Conditions Measuring Period, the Company has not provided any Holder with any material, non-public information; (vi) on each day during the Equity Conditions Measuring Period, neither the Registration Statement nor any prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and such Registration Statement and any prospectus included therein shall comply with all applicable securities laws as to form and substance; (vii) the Transfer Agent is participating in DTC’s Fast Automated Securities Transfer Program; (ix) all shares of Common Stock to be issued in connection with the applicable Installment Date are duly authorized and will be validly issued, fully paid and non-assessable upon issuance, free and clear of all liens, claims or encumbrances, and the issuance thereof will not require any further approvals of the Company’s Board of Directors or stockholders; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred or be continuing, unless waiver by the Holder, either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (xi) on each day during the Equity Conditions Measuring Period, unless waived by the Holder, the Closing Price of the Common Stock is at least $1.00 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction). All references to “Registration Statement” shall include any prospectus included therein and any amendments or supplements to such Registration Statement or any such prospectus, as filed from time to time, including without limitation, any 1934 Act filings incorporated by reference therein.

(l)          “Equity Conditions Measuring Period” means the period beginning twenty-one (21) Trading Days prior to the applicable Installment Date (or such other date of determination) and ending on and including such Installment Date (or such other date of determination). For the avoidance of doubt, the Equity Conditions Measuring Period for each Installment Date shall include the Advance Date, the Stock Payment Pricing Period and such Installment Date.

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(m)          “Fundamental Transaction” means that (i) (1) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company, or (5) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, or (ii) any Person or Persons acting jointly or in concert is or shall become the beneficial owner, directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(n)          “Initial Installment Date” means May 1, 2012.

(o)          “Installment Amount” means (a) with respect to each Installment Date other than the Maturity Date, the amount set forth on Exhibit A as the Installment Amount for such Installment date and (b) with respect to the Maturity Date, the amount set forth on Exhibit A as the Installment Amount for the Maturity Date plus all other outstanding Principal, Interest, Late Charges and other amounts due and payable under this Note.

(p)          “Installment Date” means the Initial Installment Date and each date listed on Exhibit A as an Installment Date.

(q)          “Launch Failure” shall mean the failure of the Company and/or one of its Subsidiaries (in partnership with Adeptra), within sixty (60) days from the Closing Date, to enter into a contract with one of the ten largest international financial institutions to provide SIM swapping fraud detection and prevention services to such financial institution in which the Company and/or one of its Subsidiaries receives net compensation of at least $1,000,000.

(r)          “Maturity Date” shall mean May 1, 2014.

(s)          “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Issuance Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

(t)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(v)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(w)          “Principal Market” means the NYSE Amex or such other Eligible Market where the Common Stock is then listed.

(x)          “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Issuance Date, by and among the Company and the initial holders of Notes, as may be amended from time to time

(y)          “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(z)          “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Issuance Date, by and among the Company and the initial holders of Notes pursuant to which the Company issued Notes, as may be amended from time to time.

(aa)         “Significant Subsidiaries” means, as of any date of determination, collectively, all Subsidiaries that would constitute a “significant subsidiary” under Rule 1-02 of Regulation S-X promulgated by the SEC, and each of the foregoing, individually, a “Significant Subsidiary.”

(bb)         “Stock Payment Price” means, with respect to any Installment Date, ninety (90%) of the average of the five (5) lowest VWAPs of the Common Stock during the Stock Payment Pricing Period.

(cc)         “Stock Payment Pricing Period” means, with respect to any Installment Date, the twenty (20) Trading Days immediately prior to such Installment Date. For the avoidance of doubt, the Stock Payment Pricing Period does not include the Installment Date.

(dd)         “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(ee)         “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ff)         “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

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(gg)         “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(hh)         “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc.(formerly Pinks Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 20. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

26.         MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Elephant Talk Communications, Corp.

By:
Name:
Title:

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EXHIBIT A

Installment Dates

Installment	Installment
Date	Amount
5/1/12
6/1/12
7/1/12
8/1/12
9/1/12
10/1/12
11/1/12
12/1/12
1/1/13
2/1/13
3/1/13
4/1/13
5/1/13
6/1/13
7/1/13
8/1/13
9/1/13
10/1/13
11/1/13
12/1/13
1/1/14
2/1/14
3/1/14
4/1/14
5/1/14

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EXHIBIT B

ELEPHANT TALK COMMUNICATIONS, CORP.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Elephant Talk Communications, Corp. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, [$0.0001 par value per share] (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Facsimile Number:

Dated:

DWAC Instructions:

Name of Holder:

By:
Print Name:
Print Title:

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EXHIBIT C

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

Elephant Talk Communications, Corp.

By:	/s/ Steven van der Velden
Name: Steven van der Velden
Title: President and CEO

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